Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PDI, Inc.
Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated October 29, 2014, relating to the statements of revenues and direct expenses of the Acquired Property from Asuragen, Inc. appearing in the Company’s Form 8-K/A for the years ended December 31, 2013 and 2012.
/s/BDO USA, LLP
Woodbridge, New Jersey
December 18, 2014